Exhibit 10.41

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CORRESPONDENT AGREEMENT

THIS CORRESPONDENT AGREEMENT (the "Agreement") is made this 18th day of January, 2002, between E-Loan, Inc. the ("Seller") and The Provident Bank, an Ohio Banking Corporation, chartered and operating under the laws of the state of Ohio, with its principal place of business located at One East Fourth Street, Cincinnati, Hamilton County, Ohio 45202; (the "Buyer").

RECITALS:

A. Seller is engaged in the business of making, originating, and acquiring fixed and variable rate, closed-end and opened-end single family residential mortgage loans and lines of credit to individual borrowers (which loans, together with all documents evidencing, securing or in any way related to the origination and closing of such loans, are hereinafter referred to as the "Loans"). Seller has proposed to offer to sell such loans to Buyer from time to time subject to Buyer's review and acceptance of each such Loan.

B. The Loans shall be evidenced by a promissory note or line of credit agreement (the "Notes") and secured by deeds of trust, mortgages or other security instruments (the "Mortgages") covering improved real estate (the "Mortgaged Property").

C. Seller wishes to originate certain home equity Loans for Buyer to purchase in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and undertakings hereinafter provided, Seller and Buyer agree as follows:

  PURCHASE AND SALE OF LOANS. Seller shall sell to Buyer, and Buyer shall purchase from Seller, Loans originated by Seller pursuant to the terms of this Agreement and Buyer's Underwriting Guide ("Underwriting Guide") set forth in Exhibit A. This Agreement incorporates the provisions of the Underwriting Guide; however, in the event of a discrepancy between the provisions of this Agreement and the Underwriting Guide, the provisions of this Agreement shall control. Seller may offer to sell a Loan, or Loans, to Buyer from time to time by submitting to Buyer a loan list or spreadsheet. Neither party shall be obligated to sell or purchase (as the case may be) any Loans, unless and until both parties have approved the sale and purchase of any particular Loan (s),

  UNDERWRITING GUIDE. Seller agrees to comply with all terms, procedures and provisions of the Underwriting Guide. The Underwriting Guide sets forth Buyer's requirements with respect to the purchase of each Loan by Buyer. The Underwriting Guide is subject to change from time to time as determined by Buyer. Written notice of changes to the Underwriting Guide shall be given by Buyer to Seller. Buyer shall endeavor to give Seller at least ten (10) days notice prior to the effective date of any change; however, such change shall be effective on the date set forth in the notice from Buyer to Seller, regardless of whether ten (10) days prior notice is in fact given.

  PROCEDURAL MATTERS. Seller shall process and close the mortgage loan in its own name and shall advance the original principal balance out of its own funds. Buyer shall purchase mortgage loans which have been closed and delivered in accordance with Sellers Guide, which is incorporated herein by reference.

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  RELEASE OF SERVICING. Each Loan shall be sold to Buyer on a "servicing released" basis, meaning that Seller shall release, transfer and assign to Buyer all right, title and interest in and to the Loan, including, without limitation, any right to provide mortgage servicing in connection therewith.

  REPRESENTATIONS AND WARRANTIES. Seller hereby makes the following representations and warranties to Buyer. Such representations and warranties are deemed to be made both as of the date hereof, and as of each and every date Seller sells a Loan to Buyer, and Buyer shall be deemed to have relied on the following representations and warranties, regardless of any independent investigation Buyer may have made or may hereafter make.

    As to Seller: The following representations and warranties are made with respect to Seller.

      Organization. Seller is duly organized, validly existing and in good standing under the laws of the applicable jurisdiction, and has the power to own its assets and to transact the business in which it is presently engaged. Seller is duly qualified and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified would have a material adverse affect on the business and assets of Seller, taken as a whole.

      Authority. Seller has the power, authority and legal right to make, deliver and perform this Agreement and all of the transactions contemplated hereunder, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. No consent of any other party and no consent, license, approval or authorization of, or registration with, any governmental authority, bureau or agency is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the sale of the Loans.

      No Violation. The execution, delivery and performance of this Agreement will not violate any provision of any existing law or regulation, or any order or decree of any court, or Seller's organizational documents or of any mortgage, indenture, contract or other agreement to which Seller is a party or by which Seller and any of its property or assets may be bound.

      Litigation. No litigation of administrative proceedings of or before any court, tribunal or governmental body is presently pending, or, to the knowledge of Seller, threatened against Seller or any of its properties, which, if adversely determined, would have a material adverse effect on the business, assets or financial condition of Seller.

      True and Correct. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein misleading.

      Validity. This Agreement has been duly authorized and executed by Seller and is, or upon delivery will be, a legal, valid and binding obligation of Seller enforceable in accordance with its terms, subject only to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditor rights generally.

      Commissions to Third Parties. Seller has not dealt with any broker or agent or other Person who might be entitled to a fee, commission or compensation in connection with the sale of loans by Seller to Buyer other than the Buyer except as Seller has previously disclosed to Buyer in writing.

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    As to Each Loan: The following representations and warranties are made by Seller with respect to each Loan:

      Loan Meets Requirements. The Loan conforms to all the applicable requirements contained in the Underwriting Guide and this Agreement. The Loan has been fully funded by Seller and is fully amortizing with no negative amortization.

      Seller Has Full Right to Sell and Assign. Seller is the sole owner and holder of the Loan and has full right and authority to sell and assign it to Buyer. In addition, Seller's right to sell or assign is not subject to any other party's interest or to an agreement with any other party.

      Mortgaged Property. The Mortgage is a valid and subsisting first or second, priority lien on the Mortgaged Property, free and clear of all encumbrances and liens having priority over it, except for liens for real estate taxes and liens for special assessments that are not yet due and payable. The Mortgaged Property shall be located in the United States and as presented in the Loan documents, and not in violation of any exceptions presented in the Underwriting Guide.

      Documents are Valid and Enforceable. The Note, Mortgage and any security agreements, chattel mortgages or equivalent documents relating to it have been properly signed, are valid and their terms may be enforced by Buyer, its successors and assigns, subject only to bankruptcy laws, Soldiers' and Sailors' Relief Acts, laws relating to administering descendants' estates and general principles of equity. The Note and the Mortgage and every other agreement, if any, executed and delivered by the Borrower(s) in connection with the Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Note, the Mortgage and each other such related agreement had legal capacity to enter into the Loan and to execute and deliver the note, the Mortgage and each other such related agreement, and the Note, the Mortgage and each other such related agreement have been duly and properly executed by the respective Borrower(s). Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

      No Liens. The Mortgaged Property is free and clear of all mechanics' liens, materialmen's liens or similar types of liens. There are no rights outstanding that could result in any of such liens being imposed on the Mortgaged Property.

      No Modification or Subordination of Mortgage. Seller has not done any of the following' (a) materially modified the Note or Mortgage; (b) satisfied or cancelled the Mortgage in whole or in part; (c) subordinated the Mortgage in whole or in part; (d) released the Mortgaged Property in whole or in part from the Mortgage lien; or (e) signed any release, cancellation, modification or satisfaction of the Mortgage.

      Loan in Good Standing. There are no defaults under the Loan, and all of the following that have become due and payable have been paid or an escrow of funds sufficient to pay them has been established: (a) taxes; (b) government assessments; (c) insurance premiums; (d) water, sewer and municipal charges; (e) leasehold payments; and (f) ground rents. Seller has no knowledge that any improvement to the Mortgaged Property is in violation of any applicable zoning law or regulation.

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      Advances. Seller has not made, or knowingly received from others, any direct or indirect advance of funds in connection with the Loan on behalf of the borrower, except as provided in the Underwriting Guide. This warranty does not cover payment of interest from the earlier of: (a) the date of the Note; or (b) the date on which the Mortgage proceeds were disbursed; or (c) the date one month before the first installment of principal and interest on the Note is due.

      Property Intact. The Mortgaged Property is not damaged by fire, wind or other cause of loss. There are no proceedings pending for the partial or total condemnation of the Mortgaged Property. Any improvements that are included in the appraised value of the Mortgaged Property are totally within the property's boundaries and building restriction lines. No improvements on adjoining property encroach on the Mortgaged Property except as may be identified by Seller and accepted by Buyer.

      Note Not Usurious. The Note is not usurious and either meets or is exempt from any usury laws or regulations.

      Compliance with Consumer Protection Laws. Seller has complied with all applicable federal and state laws, regulations and other requirements including, but not limited to, the Real Estate Settlement Procedures Act, the Federal Fair Housing Act, the National Flood Insurance Act, the Equal Credit Opportunity Act, and the Truth In Lending Act.

      With regard to the Fair Housing Act (FHA) and the Equal Credit Opportunity Act (ECOA) Seller has fully complied and will continue to fully comply, as to each loan, with all federal laws and regulations relating to FHA and ECOA. Further, Service Provider acknowledges and understands that the FHA makes it illegal, on the basis of RACE, COLOR, NATIONAL ORIGIN, RELIGION, SEX, HANDICAP OR FAMILIAL STATUS (having children under the age of 18) to deny a loan secured by a dwelling or to discriminate in fixing the amount, interest rate, duration, application procedures or other terms or conditions of such a loan or in appraising property. Seller also acknowledges and understands that the ECOA makes it illegal in any credit transaction to discriminate on the basis of RACE, COLOR, NATIONAL ORIGIN, RELIGION, SEX, MARITAL STATUS OR AGE OR BECAUSE THE APPLICANT RECEIVES INCOME FROM PUBLIC ASSISTANCE. Seller warrants and represents that it has not based any pricing quotations or final pricing on the applicants race, national origin, sex, age or any other illegal basis noted above but rather that any risk-based pricing classifications were based on objective credit and risk-related criteria only.

      Property is Insured. A casualty insurance replacement policy on the Mortgaged Property is in effect. The policy is written by an insurance company which meets the requirements set forth in the Underwriting Guide and provides fire and extended coverages for an amount at least equal to the amount required by the Underwriting Guide; which amount is equal to the stated amount of the Loan, unless prohibited by state law.

      Loan Marketability. Seller knows of nothing involving the Loan, the Mortgaged Property, the mortgagor or the mortgagor's credit standing that can reasonably be expected to: (a) cause the Loan to become delinquent; or (b) adversely affect the Loan's value or marketability.

      Adjustable Loans. If the Note provides that the interest rate or the principal balance of the Note may be adjusted, all of the terms of the Note may be enforced by Buyer and such adjustments will not affect the priority of the lien on the Mortgage Property.

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      Default. No default exists under the Loan. The Loan is not in the possession of any attorney or collection agency for collection nor is it the subject of any actual or threatened bankruptcy proceeding or other litigation. The borrower has not asserted any defense, set- off, right of rescission or counterclaim, either at law or in equity, in connection with the Loan.

      Genuineness of Signatures. All Loan documents are genuine and contain genuine signatures. The Loan documents that Buyer requires to be original documents are original documents. All certified copies of original documents are true copies and meet the applicable requirements and specifications of this Agreement and any other requirements that Buyer has reasonably made of Seller.

      Disbursement of Proceeds. The Loan has been closed and provided there is a draw the proceeds of the Loan have been disbursed and if a line of credit a possibility for future advances thereunder. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Borrower is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

      Appraisals. Seller has obtained valuation of the property securing the loan using the manner or method stipulated in the Underwriting Guide. In those instances where an appraisal is required the Seller certifies that it has delivered to Buyer an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by a qualified appraiser, who (i) is licensed in the state where the Mortgaged Property is located (ii) is acceptable to Buyer, (iii) has, no interest, direct or indirect, in the Mortgaged Property or in any loan on the security thereof, and (iv) does not receive compensation that is affected by the approval or disapproval of the Loan. The appraisal was completed in compliance with the Uniform Standards of Profession Appraisal Practice, and all applicable Federal and state laws and regulations; including FIRREA.

  INDEMNIFICATION. Seller shall indemnify, defend and hold Buyer harmless from and against any and all claims, losses, costs or damages ("Claims"), including, but not limited to, reasonable attorney's fees and expenses: (i) arising out of any act or omission of Seller or any employee or agent of Seller, (ii) arising out of Seller's failure to perform any of its obligations hereunder, or (iii) arising out of or in connection with falsity, incorrectness or incompleteness in any material respect of any representation or warranty made by Seller herein. This indemnification shall include, but not be limited to, indemnification against Claims arising in connection with actions or proceedings instituted by or on behalf of (i) an obligor with respect to any of the Loans, or (ii) any person prosecuting or defending any action or proceeding as a representative of or on behalf of a class or other interest group, or (iii) any governmental instrumentality, body, or agency having jurisdiction under any applicable statute, rule, regulation, order or decree.

  Seller shall have the option of defending Buyer in connection with any such claim or litigation using Sellers own counsel. If Seller exercises such option, Seller must do so in writing and thereafter Seller shall not be responsible for Buyers' attorney fees incurred after Buyer receives notification of Sellers exercise of such option; unless Buyer and Seller have claims adverse to each other, in which case the prevailing parties legal fees will be paid by the losing party. Seller shall have the right to settle any such claim or litigation, at its sole expense, with the approval of Buyer, which approval shall not be unreasonably withheld.

  Without limiting the provisions of the preceding paragraph, in case an action or proceeding is instituted with respect to a Claim and Seller has not employed experienced counsel and notified Buyer in writing of Seller's election to hire counsel then, Buyer shall be entitled to employ attorneys of its own selection to appear and defend the action or proceeding at Seller's sole expense, and to compromise or settle any such action or proceeding on such terms as Buyer may deem appropriate.

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  REPURCHASE OF LOANS. Seller shall, within 10 business days of Buyer's written request, repurchase from Buyer any loan sold to Buyer if any warranty or representation made by Seller about the Mortgage or Loan is untrue or if Seller has otherwise breached this Agreement in whole or in part with regard to any loan(s) or if Seller has failed to deliver any Loan document requested by Buyer or required by this Agreement. Buyer shall tender to Seller all Loan documents required to be repurchased pursuant to this provision, and said documents, where appropriate, shall be endorsed to Seller without recourse to Buyer. Upon such tender, Seller shall pay to Buyer in immediately available funds an amount equal to each such Loan's then unpaid principal balance, plus accrued interest, plus fees and discounts, if any paid by Buyer to Seller for the Loan (the "Buy-Bank Price"). It is understood and agreed by the parties that the repurchase obligations hereunder are in addition to, and not in lieu of, all other remedies available in this Agreement or by law. In the event of a demand for repurchase, Buyer represents and warrants that no act or failure to act by Buyer, its employees, agents, affiliates or subsidiaries has caused the Loan to become either invalid or unenforceable in whole or in part.

  REAL ESTATE APPRAISALS. Buyer may, at its own expense, in order to verify the accuracy of real property appraisals prepared for Seller, order a reappraisal of the property secured by a Mortgage.

  TERMINATION. This Agreement may be terminated in the manner provided hereinafter; however, all of Seller's representations, covenants and agreements contained in Sections 6, 7 and 8 of this Agreement shall survive any termination of this Agreement.

    Termination Without Cause. This Agreement may be terminated without cause at any time by either party after thirty (30) days prior written notice to the other party. Termination under this Section 9.01 shall not terminate Seller's agreement to sell and Buyer's agreement to purchase those Loans which, prior to the effective date of termination, have been evidenced by a Loan commitment, provided such Loans: (i) continue to meet the requirements of this Agreement and the Underwriting Guide; and (ii) are approved for purchase by Buyer either prior or subsequent to the effective date of termination.

    Termination for Cause. This Agreement may be immediately terminated for the following causes: (i) if Seller is in default under this Agreement, or (ii) if Seller becomes insolvent or bankrupt, or if a receiver is appointed for Seller, or if a petition for reorganization is filed by or against Seller, Termination under this Section 9.02 shall release Buyer from any and all obligations to purchase Loans thereafter.

  INDEPENDENT CONTRACTORS. This Agreement shall not be deemed to constitute Buyer and Seller as partners or joint venturers, nor shall any party be deemed to designate the other party as its agent. Buyer does not assume any liability or incur any obligations of Seller by the execution of this Agreement. No part of the consideration to be paid for any Loan shall be considered a fee paid for the goodwill of Seller.

  CONFIDENTIALITY. Each party shall hold in confidence any information concerning the Agreement, the Loans, client information, trade secrets, organizational structure, philosophy and objectives, financial plans, business plans or opportunities, and results and other information relating to the other party which such other party may advise in writing to be of a confidential and/or proprietary nature, and which is revealed or disclosed to it by such other party pursuant to this Agreement. Furthermore, neither party shall use or disclose any such confidential information to any person or organization, other than its affiliates and representatives, unless previously authorized to do so in writing by an officer of such other party and shall return to the other party at the time of the termination or expiration of this Agreement, all documents or copies thereof which contain any confidential information of the other party; provided, however, that neither party shall be subject to the obligations set forth in this Section 11 with respect to any such information provided to it by the other party which: (a) was in the receiving party's possession or in the public domain at the time of the disclosing party's disclosure, or subsequently enters the public domain through no act or failure to act on the part of the receiving party; or (b) is lawfully obtained by the receiving party from a third party. With respect to each party, the confidentiality provisions contained in this Section 11 shall survive termination or expiration of this Agreement for a period of three (3) years. Such limiting period will not apply to information relating to customers of either party (including but limited to customers' names, addresses, phone numbers, social security numbers, account numbers and financial information) which information will remain confidential after the expiration or termination of this Agreement.

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  NON-SOLICITATION. Seller agrees, that for any Loan purchased by Buyer under this Agreement, not to take any action to solicit individual borrowers in order to effect the refinancing of any Loans previously purchased by Buyer from Seller.

  PREPAYMENTS. If any Loan is prepaid by the borrower, other than by a refinancing by Buyer, Seller shall pay to Buyer, upon demand by Buyer, the appropriate percentage specified below of the Premium initially paid by Buyer to Seller with respect to the prepaid Mortgage Loan:

    If the Loan is prepaid within three (3) months after the Settlement Date of such Loan purchase, the entire Premium;

    If the Loan is prepaid more than twelve (12) months after the Settlement Date of such Loan, none of the Premium.

  POWER OF ATTORNEY. In order to enforce Buyer's rights under this Agreement, Seller shall, upon the request of Buyer or its assigns, do and perform or cause to be done and performed, every reasonable act and thing necessary or advisable to put Buyer or its assigns in position to enforce the payment of the Loans and to carry out the intent of this Agreement, including the execution of and, if necessary, the recordation of additional documents including separate endorsements and assignments upon request of Buyer. In addition, Seller hereby irrevocably appoints any officer or employee of Buyer or its assigns its true and lawful attorney to do and perform every act necessary, requisite, proper, or advisable to be done to put Buyer or its assigns in position to enforce the payment of the Loans.

  NOTICES. All notices, requests and communications hereunder shall be in writing and sent by registered or certified mail to the appropriate address, or by facsimile as set forth below. Either party may, by proper written notice hereunder to the other party, change the address to which notices shall be sent.

SELLER:	E-Loan, Inc. 5875 Arnold Road Dublin CA 94568 Attn: Steve Majcrus Fax: (513)556-2668	BUYER:	The Provident Bank 309 Vine Street, MS 265D Cincinnati, OH 45202 Attn: Jay Plum Fax: (513) 579-2742

  WAIVERS/CUMULATIVE RIGHTS. No course of dealing on the part of either party, its officers or employees, nor any failure or delay by either party with respect to exercising any right, power or privilege under this Agreement shall operate as a waiver thereof. The parties hereto shall be entitled to all rights and remedies available under applicable law, as well as those available under this Agreement. All such rights and remedies shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

  ASSIGNMENT. Seller may not assign this Agreement without the prior written consent of Buyer. Buyer may assign this Agreement and this Agreement shall be binding upon and inure to the benefit of Buyer, its successors and assigns.

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  SEVERABILITY. If for any reason a portion of this Agreement is found to be illegal or unlawful under applicable law, that portion of this Agreement will be deleted and remainder of this Agreement shall remain in effect.

  CONSTRUCTION; ARBITRATION. This Agreement shall be construed in accordance with and governed by the laws of the State of Ohio. Any controversy or claim arising out of or relating to this Agreement or the breach thereof, shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereof. Unless otherwise required by said rules, the arbitration shall be conducted by a single arbitrator who shall not be authorized to award punitive or exemplary damages to either party, The arbitration shall be held in Cincinnati, Ohio. The award of the arbitrator shall be final and binding. Each party shall bear its own attorney's fees associated with the arbitration and other costs and expenses of the arbitration shall be born as provided by the rules of the American Arbitration Association.

  MODIFICATION. This Agreement may be modified only by an instrument in writing signed by both Seller and Buyer.

  ATTORNEY'S FEES. If Seller or Buyer should breach or fail to perform any provision of this Agreement, the defaulting party shall pay all costs and expenses, including court costs and reasonable attorney's fees incurred by the other party in the enforcement of this Agreement.

  INSURANCE. Seller shall maintain a fidelity bond and an errors and omissions policy, in effect, the amounts and coverages of both of which shall be in an amount of not less than $1 million per occurrence. Buyer shall be named as an additional insured under the policies. Seller shall upon request furnish proof of such coverage at or before the first Settlement and, upon request, annually thereafter.

  FINANCIAL STATEMENTS. Seller shall furnish to Buyer for as long as this Agreement is in effect, (i) as soon as available, and in any event within 90 days after the end of each fiscal year, audited or certified financial statements consisting of a balance sheet as of the end of such fiscal year, together with related statements of income or loss and reinvested earnings and changes in financial position for such fiscal year, prepared by independent certified public accountants in accordance with generally accepted accounting principles, and (ii) if available, within 15 days after the end of each quarterly period unaudited financial statements which may be satisfied by furnishing a copy of the quarterly report filed with the Securities and Exchange Commission. In addition, Seller shall provide Buyer, from time to time, upon reasonable request (which shall include a written statement describing the reason therefor) and 60 days' notice, any other financial reports or statements reasonable required by Buyer.

  POST-SALE LOAN PAYMENTS. Seller agrees that it will remit to Buyer, within 48 hours after receipt, any payment on a Loan including, without limitation, all payments of principal and interest, late charges, and bad check charges received from an Obligator on or after the Settlement Date at the following address: The Provident Bank, Mail Stop 227D, One East Fourth Street, Cincinnati, Ohio 45202, Attn: CPD, or such other address as Buyer may designate, Seller shall remit such payment via an overnight delivery service.

  DELIVERY OF MORTGAGE DOCUMENTS. With respect to each Loan, the Seller shall cause by no later than thirty (30) days after the Settlement Date, the original recorded Mortgage and, if applicable, the prior Assignment of Mortgage to be delivered to Buyer if they have not yet been returned from the County Records Office. The Seller shall pay the out-of-pocket costs incurred in connection with such acts.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

SELLER:		BUYER:
E-LOAN, INC.		THE PROVIDENT BANK
By:	/s/ Steven M. Majerus		/s/ Stephen Welt
Name:	Steven M. Majerus	Name:	Stephen Welt
Title:	S.V.P. Capital Markets	Title:	Vice President

Exhibit A
Underwriting Guidelines

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